Exhibit 10.9

DIAMOND S SHIPPING GROUP, INC.
2014 EQUITY AND PERFORMANCE INCENTIVE PLAN

RESTRICTED STOCK UNITS AGREEMENT

This AGREEMENT (this “Agreement”) is made as of _______ __, 2014 (the “Date of Grant”) by and between Diamond S Shipping Group, Inc., a corporation formed under the laws of The Republic of the Marshall Islands (the “Company”), and [__________] (the “Grantee”).

1.           Certain Definitions.  Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Company’s 2014 Equity and Performance Incentive Plan (the “Plan”).

2.           Grant of RSUs.  Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, pursuant to authorization under a resolution of the Board that was duly adopted on [_________ __], 2014, the Company hereby grants to the Grantee [___] Restricted Stock Units (the “RSUs”). Each RSU will represent the right of the Grantee to receive one share of Common Stock, subject to and upon the terms and conditions of this Agreement.

3.           Vesting of RSUs.  Subject to the terms and conditions of Sections 4 and 5, the RSUs covered by this Agreement will become nonforfeitable and payable to the Grantee pursuant to Section 6 to the extent of [25% of the RSUs on each of _____ __, ____, ______ __, ____, ______ __, ____ and ______ __, ____], provided that the Grantee remains in the continuous employ of the Company or any Subsidiary as of each such date.

For purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary will not be deemed to have been interrupted, and the Grantee will not be deemed to have ceased to be an employee of the Company or any Subsidiary, by reason of (a) the transfer of his employment among the Company and any of its Subsidiaries or (b) his absence or leave approved by a duly constituted officer of the Company or any of its Subsidiaries.

4.           Accelerated Vesting of RSUs.  Notwithstanding the provisions of Section 3, the RSUs covered by this Agreement will become nonforfeitable and payable to the Grantee pursuant to Section 6 earlier than the time provided in Section 3 if any of the following circumstances apply at a time when the RSUs have not been forfeited (to the extent the RSUs have not previously become nonforfeitable):

(a)          Death or Disability:  The RSUs subject to this Agreement will become nonforfeitable and payable to the Grantee pursuant to Section 6 upon the Grantee’s death or Disability that occurs while the Grantee is an employee of the Company or any Subsidiary.

(b)          Termination Without Cause or for Good Reason.  Conditioned on (i) the Grantee’s executing, prior to the 60th day following a Termination Without

Cause or a Termination for Good Reason, a release in the form required by the Company or any Subsidiary, as applicable, pursuant to the terms of the Grantee’s employment agreement with the Company or any Subsidiary, as applicable, and (ii) any revocation period applicable to such release expiring during such 60-day period without the Grantee revoking such release, such release to be in full satisfaction of the Grantee’s rights and any benefits the Grantee might be entitled to under this Agreement, the RSUs subject to this Agreement will become nonforfeitable and payable to the Grantee pursuant to Section 6 upon the termination of the Grantee’s employment by the Company or any Subsidiary as a result of a Termination Without Cause or by the Grantee as a result of a Termination for Good Reason.

(c)          Definitions.  For purposes of this Agreement, the following terms will have the following meanings:

(i)          “Disability” means the failure by the Grantee, by reason of illness, incapacity or other disability, to perform the Grantee’s duties or fulfill his employment or other service obligations to the Company or a Subsidiary, as determined by the Board or as certified in writing by a competent medical physician chosen by the Board, for a cumulative total of 180 days in any 12-month period.

(ii)         “Notice of Good Reason” means a written notice by the Grantee to the Company or a Subsidiary which sets forth in reasonable detail the specific reason for a Termination for Good Reason and the facts and circumstances claimed to provide a basis for such termination and is provided to the Company in accordance with the terms set forth in Section 4(c)(iv).

(iii)        “Termination for Cause” means the termination by the Company or any Subsidiary of the Grantee’s employment with the Company or any Subsidiary or the Grantee’s removal from office by the Company if the Grantee (A) has been convicted for a felony offense or has entered a plea of guilty or nolo contendere to a felony charge or crime involving moral turpitude, or, in the course of his employment or service has engaged in fraudulent or criminal activity (whether or not prosecuted), (B) has failed to follow reasonable directions of the Board or other supervisor, provided that the foregoing failure will not be a “Termination for Cause” if the Grantee in good faith believes that such direction is illegal and promptly so notifies the Board or such other supervisor, (C), has failed to devote substantial business time to the Company or any Subsidiary or other affiliate of the Company to which the Grantee has been assigned, (D) has materially breached any policy or code of conduct of the Company or any Subsidiary or other affiliate of the Company applicable to the Grantee, (E) has materially breached any provision of any agreement between the Grantee and the Company or any of its Subsidiaries or affiliates, (F) has received a kickback or rebate of any fee or expense paid by the Company or any of its Subsidiaries or affiliates, (G) has engaged in the use of illegal drugs, the persistent excessive use of alcohol, or any other activity that materially impairs the Grantee’s ability to perform his duties hereunder or results in conduct bringing the Company or any of its Subsidiaries or affiliates into substantial public disgrace or disrepute, or (H) engages in intentional, reckless, or grossly negligent conduct that has or is reasonably likely to have a material adverse effect on the Company or any of its Subsidiaries or affiliates. Notwithstanding the foregoing, no event listed in clauses (B), (C), (D), or (G) of the prior sentence will constitute grounds for a “Termination for Cause” unless the Grantee has received prior written notice describing the actions or omissions alleged to be grounds for the Termination for Cause and within 20 business days after receipt of such notice the Grantee has not substantially cured or ceased, as the case may be, the actions or omissions so noticed. Determination as to whether or not grounds for a Termination for Cause exists for termination of the Grantee’s employment will be made in good faith by the Board.

(iv)        “Termination for Good Reason” means the Grantee’s termination of the Grantee’s employment with the Company or a Subsidiary as a result of the occurrence of any of the following events (each, a “Good Reason”) without the Grantee’s written consent: (A) a substantial and continuing diminution in the nature of the Grantee’s responsibilities or (B) a material breach by the Company of any material provision of any employment agreement between the Company and the Grantee. In addition to any notice period required for termination of employment under any employment agreement between the Company and the Grantee, for the Grantee to have a Termination for Good Reason, (x) the Company must be notified by the Grantee in writing within 30 calendar days after the date the Grantee becomes aware of the event that would allow the Grantee to terminate employment under a Termination for Good Reason, with such notice setting forth such event in reasonable detail (and the date such written notice is received is the “Notice Date”); (y) the event must remain uncorrected by the Company for 30 calendar days following the Notice Date (the “Notice Period”); and (z) such termination of employment by the Grantee must be effective within 30 calendar days after the expiration of the Notice Period.

(v)         “Termination Without Cause” means the termination by the Company or any Subsidiary of the Grantee’s employment with the Company or any Subsidiary for any reason other than a termination for Disability or a Termination for Cause.

5.            Forfeiture of Awards.  Except to the extent the RSUs covered by this Agreement have become nonforfeitable pursuant to Section 3 or 4, the RSUs covered by this Agreement will be forfeited automatically and without further notice on the date that the Grantee ceases to be an employee of the Company or any Subsidiary. In the event that the Grantee intentionally commits an act that the Board determines to be materially adverse to the interests of the Company or any Subsidiary, the RSUs covered by this Agreement will be forfeited at the time of that determination notwithstanding any other provision of this Agreement.

6.           Form and Time of Payment of RSUs.  Payment for the RSUs, after and to the extent they have become nonforfeitable, will be made in the form of shares of Common Stock. Payment will be made within ten (10) days following the date that the RSUs become nonforfeitable pursuant to Section 3 or Section 4. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with the delivery of shares of Common Stock to the Grantee or any other person under this Agreement, the number of shares of Common Stock to be delivered to the Grantee or such other person will be reduced (based on the Market Value per Share as of the date shares of Common Stock are delivered to the Grantee) to provide for the minimum amount of taxes required to be withheld, with any fractional shares that would otherwise be delivered being rounded up to the next nearest whole share. The Board (or a committee of the Board) may, at its discretion, adopt any alternative method of providing for taxes to be withheld.

7.           Restrictions on Transfer.  Subject in all events to the terms of this Agreement and the Plan, neither the RSUs nor the shares of Common Stock subject to the RSUs covered by this Agreement may be assigned, exchanged, pledged, sold, transferred or otherwise disposed of by the Grantee until the RSUs have become nonforfeitable in accordance with Section 3 or 4; provided, however, that the Grantee’s vested rights with respect to such RSUs may be transferred at any time by will or pursuant to the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of the RSUs covered by this Agreement that is in violation of the provisions of this Section 7 will be null and void, and the other party to any such purported transaction will not obtain any rights to or interest in the RSUs covered by this Agreement. When and as permitted by the Plan or the Board, the Company may waive the restrictions set forth in this Section 7 with respect to all or any portion of the RSUs covered by this Agreement.

8.           Payment of Dividend Equivalents.  From and after the Date of Grant and until the earlier of (a) the time when the RSUs are paid to the Grantee in accordance with Section 6 or (b) the time when the Grantee’s right to receive the shares of Common Stock underlying the RSUs is forfeited in accordance with Section 5, on the date that the Company pays a cash dividend (if any) or other cash distribution to holders of shares of Common Stock generally, the Grantee will be entitled to a number of additional whole RSUs determined by dividing (i) the product of (A) the dollar amount of the cash dividend or other cash distribution paid per share of Common Stock on such date and (B) the total number of RSUs (including dividend equivalents paid thereon) previously credited to the Grantee as of such date, by (ii) the Market Value per Share on such date. Such dividend equivalents (if any) will be subject to the same terms and conditions and will be settled or forfeited in the same manner and at the same time as the RSUs to which the dividend equivalents were credited.

9.           No Voting Rights.  The Grantee will not be a stockholder of record and will have no voting or other stockholder rights with respect to shares of Common Stock underlying an RSU prior to the Company’s issuance of such shares following the applicable vesting date to the Grantee.

10.         No Employment Contract.  Nothing contained in this Agreement will confer upon the Grantee any right to be employed or remain employed by the Company or any Subsidiary, nor limit or affect in any manner the right of the Company or any Subsidiary to terminate the employment or adjust the compensation of the Grantee.

11.         Adjustments.  The Board will make or provide for such adjustments in the numbers of shares of Common Stock covered by the RSUs and in the kind of securities covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Grantee’s rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change of Control, the Board, in its discretion, may provide in substitution for any or all the Grantee’s rights under this Agreement such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

12.         Compliance with Law.  The Company will make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of the Plan and this Agreement, the Company will not be obligated to issue any of the shares of Common Stock covered by this Agreement if the issuance thereof would result in violation of any such law.

13.         Relation to Other Benefits.  Any economic or other benefit to the Grantee under this Agreement or the Plan will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any Subsidiary and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

14.         Amendments.  Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that (a) no amendment will adversely affect the rights of the Grantee under this Agreement without the Grantee’s written consent, and (b) the Grantee’s consent will not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) or any regulations promulgated thereunder, including as a result of the implementation of any recoupment policy the Company adopts to comply with the requirements set forth in the Dodd-Frank Act.

15.         Severability.  In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

16.         Relation to Plan.  This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan will govern. The Board acting pursuant to the Plan, as constituted from time to time, will, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.

17.         Successors and Assigns.  Without limiting Section 4, the provisions of this Agreement will inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

18.         Governing Law.  The interpretation, performance, and enforcement of this Agreement will be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

19.         Notices.  Any notice provided for in this Agreement will be in writing and will be either personally delivered, sent by reputable overnight carrier or mailed by first class mail, return receipt requested, and will be duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five (5) business days after having been mailed or three (3) business days after having been sent by a nationally recognized overnight courier service such as Federal Express or UPS, addressed to the Company (to the attention of the General Counsel of the Company) at its registered office and to the Grantee at the Grantee’s principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt or such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered.

20.         Compliance with Section 409A of the Code.  To the extent applicable, it is intended that any amounts payable under this Agreement and the Plan and the Company’s and the Grantee’s exercise of authority or discretion hereunder comply with the provisions of Section 409A of the Code and the Treasury regulations relating thereto so as not to subject the Grantee to the payment of the additional tax, interest and any tax penalty which may be imposed under Section 409A of the Code. In furtherance of this interest, to the extent that any provision hereof would result in the Grantee being subject to payment of the additional tax, interest and tax penalty under Section 409A of the Code, the parties agree to amend this Agreement in order to bring this Agreement into compliance with Section 409A of the Code; and thereafter interpret its provisions in a manner that complies with Section 409A of the Code. Each payment under this Agreement will be considered a separate payment and not one of a series of payments for purposes of Section 409A of the Code. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any proposed, temporary or final regulations, or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Notwithstanding the foregoing, no particular tax result for the Grantee with respect to any income recognized by the Grantee in connection with this Agreement is guaranteed, and the Grantee will be responsible for any taxes, penalties and interest imposed on the Grantee under or as a result of Section 409A of the Code in connection with this Agreement.

21.         Acknowledgement.  The Grantee acknowledges that the Grantee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.

22.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has executed this Agreement, as of the day and year first above written.

DIAMOND S SHIPPING GROUP, INC.

By:

Name:
Title:

GRANTEE
Name:

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